EXHIBIT 99.2

                                 19,500,000 Shares

                                PRICE/COSTCO, INC.

                                   Common Stock

                              UNDERWRITING AGREEMENT


                                                                   June 18, 1996




  DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION
  SALOMON BROTHERS INC
  UBS SECURITIES LLC
        As representatives of the several
        U.S. Underwriters named in
        Schedule I hereto
  c/o Donaldson, Lufkin & Jenrette
        Securities Corporation
        277 Park Avenue
        New York, New York  10172

  DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION
  SALOMON BROTHERS INTERNATIONAL LIMITED
  UBS LIMITED
        As representatives of the several
        International Managers named in
        Schedule II hereto
  c/o Donaldson, Lufkin & Jenrette
         Securities Corporation
        277 Park Avenue
        New York, New York  10172



  Ladies and Gentlemen:

            Fourcar B.V. (the "Selling Stockholder"), an indirect wholly owned subsidiary of Carrefour S.A., proposes to sell an aggregate of 19,500,000 shares (the "Firm Shares") of Common Stock, $.01 par value per share ("Common Stock"), of Price/Costco, Inc., a Delaware corporation (the "Company").

            It is understood that, subject to the conditions hereinafter stated, 15,600,000 Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. Underwriters and International Managers of even date herewith), and 3,900,000 Firm Shares (the "International Shares") will be sold to the several International Managers named in Schedule II hereto (the "International Managers") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Salomon Brothers Inc and UBS Securities LLC shall act as representatives (the "U.S. Repre-sentatives") of the several U.S. Underwriters, and DLJ, UBS Limited and Salomon Brothers International Limited shall act as representatives (the "International Representatives" and, together with the U.S. Representatives, the "Representatives") of the several International Managers. The U.S. Underwriters and the International Managers are hereinafter collectively referred to as the "Underwriters."

            The Selling Stockholder also proposes to sell to the several U.S. Underwriters an aggregate of not more than 1,691,301 additional shares of Common Stock (the "Additional Shares"), if requested by the U.S. Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the "Shares."

            1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-3 (No. 333-04355), including a prospectus relating to the Shares, which may be amended. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front and back cover pages. The registration statement, as amended at the time when it becomes effective or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case any registration statement filed pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement") and all documents incorporated or deemed to be incorporated by reference therein, financial statements and exhibits and the information (if any) contained in a prospectus that is deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 434 under the Act, is hereinafter referred to as the "Registration Statement"; and the U.S. prospectus (including any prospectus subject to completion meeting the requirements of Rule 434(c) under the Act provided by the Company with any term sheet meeting the requirements of Rule 434(c) as the prospectus provided to meet the re-quirement of Section 10(a) of the Act) and the international prospectus, in the respective forms first used to confirm sales of Shares, whether or not filed with the Commission pursuant to Rule 424(b) under the Act, and in-cluding all documents incorporated or deemed to be incorporated by reference therein, are hereinafter referred to as the "Prospectus." As used herein, the term "Incorporated Documents" means the documents that at the time are incorporated by reference in the registration statement, the Registration Statement, any prospectus, the Prospectus or any amendment or supplement thereto.

            2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholder agrees to sell, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholder at a price per share of $18.85 (the "Purchase Price"), the number of Firm Shares set forth opposite the name of such U.S. Under-writer in Schedule I hereto.

            On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholder agrees to sell, and each International Manager agrees, severally and not jointly, to purchase from the Selling Stockholder at the Purchase Price, the number of Firm Shares set forth opposite the name of such International Manager in Schedule II hereto.

            On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, the Selling Stockholder agrees to sell to the U.S. Underwriters, and the U.S. Underwrit-ers shall have a right to purchase, severally and not jointly, from time to time, up to the total number of Additional Shares at the Purchase Price. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) which bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule I hereto bears to the total number of Firm Shares.

            The Company and the Selling Stockholder each hereby agrees not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any shares of Common Stock or any securi-ties convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire, Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any Common Stock, or enter into any agreement to do any of the foregoing, except pursuant to this Agreement, for a period of 90 days after the date of this Agreement, without the prior written consent of DLJ. Not-withstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plans and (ii) the Company may issue shares of its Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof.

            3. Terms of Public Offering. The Company and the Selling Stockholder are advised by you that the Underwriters propose (i) to make a public offering of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

            Each U.S. Underwriter hereby makes to the Selling Stockholder and the Company the representations and agreements of such U.S. Underwriter contained in the fifth paragraph of Section 3 of the Agreement Between U.S. Underwriters and International Managers of even date herewith. Each International Manager hereby makes to the Company the representations and agreements of such International Underwriter contained in the seventh, eighth, ninth and tenth paragraphs of Section 3 of such Agreement.

            4. Delivery and Payment. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 9:00 A.M., New York City time, on the third business day (the "Closing Date") following the date of the initial public offering, at such place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Selling Stockholder.

            Delivery to the U.S. Underwriters of and payment for any Additional Shares to be purchased by the U.S. Underwriters shall be made at such place as DLJ shall designate at 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between you and the Selling Stockholder.

            Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or an Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you or for your account on the Closing Date or an Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Selling Stockholder, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer of same day funds to the account of the Selling Stockholder, specified in writing at least two business days preceding the Closing Date or an Option Closing Date, as the case may be.

            5. Agreements of the Company. The Company and, with respect to paragraph (k) only, the Selling Stockholder, agree with you:

            (a) To use its best efforts to cause the Registration Statement to become effective at the earliest possible time. The Company will comply fully and in a timely manner with the applicable provisions of Rule 424 and Rule 434 under the Act.

            (b) To advise you promptly and, if requested by you, confirm such advice in writing, (i) if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act (including any term sheet within the meaning of Rule 434 under the Act), when the Registration Statement has become effective, when any Rule 462 Registration Statement is filed and becomes effective, and when any post-effective amendment to the Regis-tration Statement becomes effective, (ii) of the receipt of any comments from the Commission that relate to the Registration Statement or re-quests by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional informa-tion, (iii) of the issuance by the Commission of any stop order sus-pending the effectiveness of the Registration Statement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement (as amended or supplemented from time to time) untrue or which requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or which requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

            (c) To furnish to you, without charge, four copies of the signed copy of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and Incorporated Documents, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

            (d) Not to file any amendment or supplement to the Registration Statement or to make any amendment or supplement to the Prospectus, or to file any document which, when filed, will be incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus (including the issuance or filing of any term sheet within the meaning of Rule 434 under the Act), in each case of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus (including the issuance or filing of any term sheet within the meaning of Rule 434 under the Act) which may be necessary or advisable in connection with the distribution of the Securities by you, and to use its best efforts to cause the same to become promptly effective.

            (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in your reasonable judgment a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or such dealer may reasonably request.

            (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriters it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances existing when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or such dealers may reasonably request.

            (g) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification (provided that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified nor to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject).

            (h) To make generally available to its security holders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

            (i) During the period of five years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Stock a financial report of the Company and its subsidiaries on a consolidated basis, all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable infor-mation as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to file with the Commission as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year), a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

            (j) During the period referred to in paragraph (i), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

            (k) Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company and the Selling Stockholder, jointly and severally, agree to pay all reasonable out-of-pocket costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each prelimi-nary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the printing and delivery of this Agreement, any memoranda describing state securities or Blue Sky laws and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registra-tion or qualification of the Shares for offer and sale under the securi-ties or Blue Sky laws of the several states (including in each case the reasonable fees and out-of-pocket disbursements of counsel for the Underwriters relating to such registration or qualification and memo-randa relating thereto), (v) filings and clearance, if any, with the National Association of Securities Dealers, Inc. in connection with the offering (including the reasonable fees and disbursements of counsel for the Underwriters in connection therewith), (vi) the quotation of the Shares on the Nasdaq National Market (the "NNM"), (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, and (vii) the performance by the Selling Stockholder of its other obligations under this Agreement. Notwith-standing the foregoing, nothing contained in this Agreement shall affect, as between the Company and the Selling Stockholder, any agreement which the Company and the Selling Stockholder have made or may make regarding payment of any fees and expenses related to the transactions contemplated by this Agreement.

            (l) To use its best efforts to maintain the inclusion of the Common Stock on the NNM (or, alternatively, the New York Stock Exchange or the American Stock Exchange) for a period of five years after the effective date of the Registration Statement.

            (m) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions prece-dent to the delivery of the Shares.

            6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Selling Stockholder that:

            (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and, to the best of its knowledge, no proceedings for such purpose are pending before or threatened by the Commission.

            (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon and in conformity with (x) information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use therein or (y) any Selling Stockholder Information (as defined in Section 11 hereof). The Company acknowledges for all purposes under this Agreement (including this paragraph and Section 8 hereof) that the statements with respect to price and underwriting dis-count and the last paragraph all as set forth on the cover page and in paragraphs one, three, six, seven, eight and nine under the caption "Un-derwriting" in the Prospectus (the "Underwriting Information") consti-tute the only written information furnished to the Company by or on behalf of the Underwriters expressly for use in the Registration State-ment, the preliminary prospectus, or the Prospectus (or any amendment or supplement to any of them) and that the Underwriters shall not be deemed to have provided any other information (and therefore are not responsible for any such statements or omissions). The Incorporated Documents, at the time they were or hereafter are filed or last amended, as the case may be, with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") and, when read together and with the other information in the Prospectus, at the time the Registration Statement became or becomes effective, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

            (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (d) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corpora-tion authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the busi-ness, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Ef-fect").

            (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature except as indicated in Schedule III hereto.

            (f) All the outstanding shares of capital stock of the Company, including the Shares, have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

            (g) The authorized capital stock of the Company, including the Common Stock, conforms to the description thereof contained in or incorporated by reference into the Prospectus.

            (h) This Agreement has been duly authorized, executed and deliv-ered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law).

            (i) Neither the Company nor any of its subsidiaries is in viola-tion of its respective charter or by-laws or in default in the perfor-mance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound.

            (j) The execution, delivery and performance of this Agreement, compliance by the Company with all the provisions hereof and the consum-mation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property.

            (k) Except as disclosed in the Registration Statement, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No con-tract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.


            (l) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retire-ment Income Security Act or the rules and regulations promulgated thereunder, which in each case could reasonably be expected to result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change").

            (m) The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and oper-ate its respective properties and to conduct its business; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

            (n) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (o) Except such as are not material to the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions (except liens for taxes not yet due and payable), to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder which could reasonably be expected to result in any Material Adverse Change, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made or proposed to be made by the Company or such subsidiary.

            (p) The Company and each of its subsidiaries maintains reasonably adequate insurance.

            (q) Arthur Andersen LLP are independent public accountants with respect to the Company as required by the Act.

            (r) The financial statements, together with related schedules and notes, forming part of, or incorporated or deemed to be incorporated by reference in, the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial posi-tion of the Company and its subsidiaries at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes comply as to form in all material respects with the requirements of the Act and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in or incorporated or deemed to be incorporated by reference in the Registra-tion Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

            (s) The Company is not an "investment company" or a company "con-trolled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (t) No holder of any security of the Company (other than the Selling Stockholder) has any right to require registration of shares of Common Stock or any other security of the Company in this offering.

            (u) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

            (v) There are no outstanding subscriptions, rights, warrants, op-tions, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any subsidiary thereof except as otherwise disclosed or incorporated by reference in the Registration Statement or which have been granted pursuant to the Company's stock option plans in amounts which are immaterial.

            (w) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against it or any of its subsidiaries except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

            (x) The Company, The Price Company and Costco Wholesale Corpora-tion each maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of finan-cial statements in conformity with generally accepted accounting princi-ples and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific au-thorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (y) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

            (z) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, the copyrights, know-how (including trade secrets and other proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in any Material Adverse Change.

            (aa) No bid or purchase by the Company, and no bid or purchase that could be attributed to the Company (as a result of bids or purchases by an "affiliated purchaser" within the meaning of Rule 10b-6 under the Exchange Act for or of the Common Stock, any securities of the same class or series as the Common Stock or any securities immediately convertible into or exchangeable for or that represent any right to acquire Common Stock, is now pending or in progress or will have com-menced at any time prior to the completion of the distribution of the Shares.

            7. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter and the Company that:

            (a) The execution, delivery and performance of this Agreement by the Selling Stockholder and the sale of the Shares, the performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach of any of the terms or provisions, or constitute a default or cause an acceleration of any obligation under, (A) the charter, bylaws or other organizational documents of the Selling Stockholder or (B) any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other material contract, lease, or other instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound, or to which any of the property or assets of the Selling Stockholder is subject, or (C) any order of any court or governmental agency or authority entered in any proceeding to which the Selling Stockholder was or is a party or by which the Selling Stock-holder is bound or (ii) violate or conflict with any applicable Dutch, French or U.S. federal, state or local law, rule, administrative regu-lation or ordinance or administrative or court decree applicable to the Selling Stockholder or its property, except in each such case as would not, singly or in the aggregate, have a material adverse effect on the business, results of operations, financial condition or prospects of the Selling Stockholder.

            (b) The Selling Stockholder has on the date of this Agreement and will have at the Closing Date good and marketable title to the Shares to be sold by the Selling Stockholder to the Underwriters, free and clear of any liens, claims, encumbrances and restrictions on transfer other than pursuant to this Agreement; and upon delivery to the Underwriters of the Shares to be sold by the Selling Stockholder hereunder and payment of the Purchase Price therefor by the Underwriters as herein contemplated, the Underwriters will receive good and marketable title to the Shares purchased by them from the Selling Stockholder, free and clear of any pledge, lien, encumbrance, claim or equity.

            (c) All authorizations, approvals and consents necessary for the execution, delivery and performance by the Selling Stockholder of this Agreement, and the sale and delivery by the Selling Stockholder to the Underwriters of the Shares to be sold by the Selling Stockholder hereun-der (other than such authorizations, approvals or consents as may be necessary under state securities or Blue Sky laws) have been obtained and are in full force and effect; the Selling Stockholder has all requi-site right, power and authority to enter into and perform its obliga-tions under this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder to the Underwriters hereunder; and this Agreement has been duly authorized, executed and delivered by the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law).

            (d) The Selling Stockholder Information (as defined in Section 11 hereof) does not, and will not on the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circum-stances under which they were made, not misleading.

            (e) The Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and, other than as permitted by the Act, the Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

            (f) No stamp duty or similar tax or duty is payable by or on behalf of the Underwriters in connection with the sale and delivery of the Shares by the Selling Stockholder as contemplated by this Agreement.

            (g) At any time during the period described in Section 5(e) hereof, if there is any change in the Selling Stockholder Information, the Selling Stockholder will promptly notify you and the Company of such change.

            (h) The Selling Stockholder acknowledges for all purposes under this Agreement that the Underwriting Information constitutes the only written information furnished to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus (or any amendment or supplement to them) and that the Underwriters shall not be deemed to have provided any other information (and therefore are not responsible for any such statement or omission).

            8.   Indemnification.

            (a) The Company and the Selling Stockholder (but in the case of the Selling Stockholder, only with respect to claims and actions based on untrue statements or omissions made in reliance upon and in conformity with the Selling Stockholder Information), severally and not jointly, agree to indemnify and hold harmless (i) each of the Underwriters and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the Underwriters (any of the persons referred to in this clause (ii) being hereinafter referred to as a "control-ling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Underwriters or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, ac-tions, costs, assessments, expenses and other liabilities (collectively, "Liabilities"), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any supplement or amendment thereto), or the Pro-spectus (including any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements there-in (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such Liabilities are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with any Underwriting Information. The Company shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

            Notwithstanding anything contained in this Section 8, the aggregate liability of the Selling Stockholder pursuant to the provisions of this
  Section 8 shall be limited to an amount equal to the aggregate proceeds received by it from the sale of the Shares pursuant to this Agreement.

            (b) In case any action or proceeding (for all purposes of this Section 8, including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company or the Selling Stockholder (each referred to respectively in this Section 8(b) as an "indemnifying party"), such Indemnified Person promptly shall notify the indemnifying party in writing (provided that the failure to give such notice shall not relieve the indemnifying party of its obligations pursuant to this Agreement, except to the extent that such indemnifying party shall have been prejudiced in any material respect by such failure) and the Company and the Selling Stockholder, as the case may be, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees and expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the indemnifying party agrees to pay such fees and expenses, or (ii) the indemnifying party fails promptly to assume such defense or fails to employ counsel reasonably satisfactory to such Indemnified Person, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the indemnifying party or an affiliate thereof, and either (x) there may be one or more legal defenses available to such Indemnified Person that are different from or additional to those available to the indemnifying party or such affiliate or (y) a conflict may exist between such Indemnified Person and the indemnifying party or such affiliate. In the event of any of clause (i), (ii) and (iii) of the immediately preceding sentence, if such Indemnified Person notifies the indemnifying party in writing, the indemnify-ing party shall not have the right to assume the defense thereof and such Indemnified Person shall have the right to employ its own counsel in any such action and the reasonable fees and expenses of such counsel shall be paid, as incurred, by the indemnifying party, regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder, it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for each such Indemnified Person. No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its prior written consent, and the Company agrees to indemnify and hold harmless any Indemnified Person from and against any Liabilities by reason of any settlement of any action effected with the written consent of the Company. No indemnifying party shall, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought pursuant hereto (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such action, claim, litigation or proceeding.

            (c) Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, their directors, the officers of the Company who sign the Registration Statement, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) either the Company or the Selling Stock-holder, to the same extent as the foregoing indemnity from the Company and the Selling Stockholder to each of the Indemnified Persons, but only with respect to claims and actions based on any Underwriting Information. In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any of the Company, the Selling Stockholder, any of their directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any preliminary prospectus in respect of which indemnity is sought against any Underwriter pursuant to the foregoing sentence, such Underwriter shall have the rights and duties given to the Company and the Selling Stockholder (except that if the Company or the Selling Stockholder shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, the Selling Stockholder, their directors, any such officers and each such controlling person shall have the rights and duties given to each of the Indemnified Person by Section 8(b) above.

            (d) If the indemnification provided for in this Section 8 is finally determined by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any Liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Liabilities (i) in such proportion as is appropriate to re-flect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Shares or (ii), if the allocation provided by clause (i), above, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i), above, but also the relative fault of the indemnifying parties and the indemnified party, as well as any other relevant equitable considerations. The relative benefits re-ceived by the Company and the Selling Stockholder, on the one hand, and the Underwriters (and their related Indemnified Persons), on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or al-leged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or the Selling Stockholder, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Company and the Selling Stockholder set forth herein shall be in addition to any liability or obligation the Company or the Selling Stockholder may otherwise have to any Indemnified Person.

            The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
  Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, judgments, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter (nor any of its related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total underwriting discount applicable to the Shares purchased by such Underwriter exceeds the amount of any damages or liabilities which such Underwriter (and its related Indemnified Persons) has otherwise been required to pay or incur by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The provisions of this Section 8 shall not affect, as between the Company and the Selling Stockholder, any agreement which the Company and the Selling Stockholder have made or may make regarding indemnification or contribution with respect to the transactions contemplated by this Agreement.

            9. Conditions of the Underwriters' Obligations. The several obligations of the Underwriters to purchase the Shares under this Agreement are subject to the satisfaction of each of the following conditions:

            (a) All the representations and warranties of the Company and the Selling Stockholder contained in this Agreement shall be true and cor-rect on the Closing Date with the same force and effect as if made on and as of the Closing Date.

            (b) The Registration Statement shall have become effective (or, if a post effective amendment is required to be filed pursuant to Rule 430A under the Act, such post effective amendment shall have become effective) and any Rule 462 Registration Statement that has been filed shall have become effective, and at the Closing Date no stop order sus-pending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission, every request for additional information on the part of the Commission shall have been complied with in all material respects, and no stop order suspending the sale of the Shares in any jurisdiction referred to in Section 5(g) shall have been issued and no proceeding for that purpose shall have been com-menced or shall be pending or threatened.

            (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency, body or official which would, as of the Closing Date, prevent the sale of the Shares; no injunction, restraining order or order of any nature by a U.S. federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the sale of the Shares; and, except as disclosed in the Prospectus, on the Closing Date, no action, suit or proceeding shall be pending against, or, to the knowledge of the Company or the Selling Stockholder, threatened against, the Company or any of its subsidiaries or the Selling Stockholder, respectively, before any court or arbitrator or any governmental body, agency or official which, if adversely deter-mined, would interfere with or adversely affect the sale of the Shares or could reasonably be expected to have a Material Adverse Effect, or in any manner invalidate this Agreement or the sale of the Shares.

            (d) (i) Since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Pro-spectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth or incorporated by reference in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those re-flected or incorporated by reference in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by the President and by the Chief Financial Officer of the Company, confirming the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 9.

            (e) You shall have received a certificate of the Selling Stock-holder, dated the Closing Date, executed by the President or any Senior Vice President and a principal financial or accounting officer of the Selling Stockholder, confirming the matters relating to the Selling Stockholder set forth in paragraph (a) and the last clause of paragraph
       (c) of this Section 9 and, to their knowledge, with respect to the first two clauses of paragraph (c) of this Section 9.

            (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of:

                 (x) Foster, Pepper & Shefelman, counsel for the Company, to the effect that:

                      (i) the Company and each of its subsidiaries that constitutes a "Restricted Subsidiary" as defined in the Indenture, dated as of June 7, 1995, between the Company and American Bank National Association, as Trustee (other than those organized under the laws of Canada or any of the provinces of Canada (collectively, the "Canadian Subsidiaries") and PriceCostco Europe (UK) Ltd.) (all of such subsidiaries, the "Restricted Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

                      (ii) the Company and each of its Restricted Subsidiaries
            is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

                      (iii) all of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Re-stricted Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned by the Company, to the best of such counsel's knowledge after due inquiry, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except as indicated in Schedule III hereto;

                      (iv) the Shares to be sold by the Selling Stockholder
            hereunder have been duly authorized and validly issued and are fully paid and non-assessable; and, to such counsel's knowledge, except as otherwise set forth in the Prospectus, the sale of Shares by the Selling Stockholder hereunder is not subject to any preemp-tive or similar rights;

                      (v) the authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained or incorporated by reference in the Prospectus;

                      (vi) this Agreement has been duly authorized, executed
            and delivered by the Company;

                      (vii) the Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or contemplated by the Commission;

                      (viii) the statements in Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                      (ix) the Company has full power and authority to execute,
            deliver and perform this Agreement; each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, at the time it was filed or last amended (except for financial statements, the notes thereto and related schedules and other financial, numerical, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), complied as to form to the applicable requirements of the Exchange Act in all material respects;

                      (x) neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound and which is identified on a schedule attached to such opinion;

                      (xi) the execution, delivery and performance of this
            Agreement and compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the federal securities laws or the Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any material agreement, indenture or other material instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties is bound and which is identified on a schedule attached to such opinion, or violate or conflict with any laws, administrative regulations or rulings or court decrees that are of the type that are, in the experience of such counsel, applicable to the Company or any of its subsidiaries or their respective properties and transactions of the type contem-plated hereby (other than the federal securities laws or the Blue Sky laws of the various states);

                      (xii) such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

                      (xiii) to the best of such counsel's knowledge, no holder of any security of the Company other than the Selling Stockholder has any right to require registration of shares of Com-mon Stock or any other security of the Company; and

                      (xiv) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and the Selling Stockholder, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has made no independent check or verification thereof, during the course of such participation (relying as to factual matters underlying the determination of materiality to a large extent upon the statements of officers and other representatives of the Company), on the basis of the foregoing, no facts have come to such counsel's attention that caused such counsel to believe that the Registration Statement, at the time such Registration Statement or any post-effective amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented, if applicable, as of its date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel need express no belief with respect to the financial statements, the notes thereto and related schedules and other financial, statistical, numerical, and accounting data and financial forecasts included in, or omitted from, the Registration Statement or the Prospectus; and

                 (y) Lapointe Rosenstein, Canadian counsel for the Company, to the effect that:

                      (i) each of the Canadian Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

                      (ii) each of the Canadian Subsidiaries is duly qualified
            and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualifica-tion, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; and

                      (iii) all of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Canadian Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

            The opinions of Foster, Pepper & Shefelman and Lapointe Rosenstein described in paragraph (f) above shall be rendered to you at the request of the Company and shall so state therein.

            (g) You shall have received on the Closing Date an opinion (sat-isfactory to you and counsel for the Underwriters), dated the Closing Date, of Sokolow, Dunaud, Mercadier & Carreras, counsel to the Selling Stockholder, to the effect that:

                 (i) this Agreement has been duly and validly authorized by all necessary action by the Selling Stockholder and has been duly executed and delivered by the Selling Stockholder;

                 (ii) the Selling Stockholder has full legal right, power and authority, and any approval required by law (other than any approv-al imposed by the applicable state securities or Blue Sky laws), to sell, assign, transfer and deliver the Shares in the manner provided in this Agreement;

                 (iii) immediately prior to the Closing Date, the Selling Stockholder was the sole registered owner of the Shares;

                 (iv) [Form of opinion assuming physical delivery]  assuming that each of the Underwriters acquired its interest in the Shares to be sold by the Selling Stockholder pursuant to this Agreement in good faith and without notice of any adverse claim within the meaning of Section 8-302 of the New York Uniform Commercial Code, upon delivery to the Representatives as agents for the Underwriters of the Shares registered in the Underwriters' names, the Under-writers will acquire all rights of the Selling Stockholder in the Shares free and clear of any adverse claims, any lien in favor of the Company, and any restrictions on transfer imposed by the Compa-ny;

                      [Form of opinion assuming settlement through DTC]  upon
            transfer of the Shares to be sold by the Selling Stockholder pursuant to this Agreement to [name of the Underwriter to whose securities account such Shares will be credited by DTC], and assuming such person has purchased the Shares in good faith and without notice of any adverse claim within the meaning of Section 8-302 of the New York Uniform Commercial Code, such person will acquire all rights of the Selling Stockholder in the Shares free and clear of any adverse claims, any lien in favor of the Company, and any restrictions on transfer imposed by the Company. "Transfer" of such Shares to [name of the Underwriter to whose securities account at DTC the Shares will be credited by DTC] will occur by the making by The Depository Trust Company of appropriate entries transferring such Shares on its books and records to the account of [name of the Underwriter to whose securities account at DTC the Shares will be credited by DTC] at The Depository Trust Company; and

                 (v) neither the sale of the Shares nor the consummation of the transactions contemplated by this Agreement will (A) conflict with, result in a breach or violation of, or constitute a default under the terms of any indenture or other agreement or instrument of which such counsel has knowledge to which the Selling Stock-holder is a party or bound, or any statute, rule or regulation to which the Selling Stockholder is subject, or to which any of the properties of the Selling Stockholder is subject, or any order of which such counsel has knowledge of any court or governmental agen-cy or body having jurisdiction over the Selling Stockholder or any of its properties or (B) violate any of the provisions of the charter, bylaws or other organizational documents of the Selling Stockholder as in effect on the date of the opinion, except that such counsel need express no opinion as to state securities or Blue Sky laws or as to compliance with the antifraud provisions of Federal and state securities laws.

            (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, in form and substance reasonably satisfactory to you.

            (i) You shall have received letters on and as of the date hereof as well as on and as of the Closing Date, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants, with respect to the financial statements and certain finan-cial information contained or incorporated by reference in the Registra-tion Statement and the Prospectus and substantially in the form and sub-stance of the letter delivered to you by Arthur Andersen LLP on the date of this Agreement.

            (j) The Company and the Selling Stockholder shall not have failed in any material respect at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

            (k) Prior to the Closing Date, the Company and the Selling Stockholder shall have furnished to you such further information, certificates and documents as you may reasonably request.

            (l) The several obligations of the U.S. Underwriters to purchase any Additional Shares hereunder are subject to satisfaction on and as of each Option Closing Date of the conditions set forth in paragraphs (a) through (k) except that the opinions called for in paragraphs (f), (g) and (h) and the letters referred to in paragraph (i) shall be revised to reflect the sale of the Additional Shares.

            (m) Anything herein to the contrary notwithstanding, the respec-tive closings under this Agreement of the issuance and sale of the U.S. Firm Shares and the International Shares to the U.S. Underwriters and the International Managers, respectively, are hereby expressly made conditional on one another.

            10. Effective Date of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution of this Agreement and
  (ii) when notification of the effectiveness of the Registration Statement (or, if a post effective amendment is required to be filed pursuant to Rule 430A under the Act, such post effective amendment) has been released by the Commission.

            This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company and the Selling Stockholder if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any adverse change or development involving a prospective adverse change in the condition, financial or otherwise, of the Company or any of its subsidiaries or the earnings, affairs, or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Prospectus or to enforce contracts for the sale of the Shares, (ii) any outbreak or escala-tion of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Prospectus or to enforce contracts for the sale of the Shares, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NNM or limitation on prices for securities on any such exchange or the NNM, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your judgment materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any subsidiary of the Company,
  (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your judgment has a material adverse effect on the financial markets in the United States.

            If on the Closing Date or any Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase Firm Shares or Additional Shares, as the case may be, which it has agreed to purchase here-under on such date, and the aggregate amount of Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriters agreed but failed or refused to purchase does not exceed 10% of the total number of Shares to be purchased on such date by all of the Underwriters, each non-de-faulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedules I and II hereto bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, that any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If, on the Closing Date or on the Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase the Firm Shares or the Additional Shares, as the case may be, and the aggregate number of Shares with respect to such default exceeds 10% of such total number of the Shares - to be purchased on such date by all Underwriters and arrangements satisfac-tory to the other Underwriters, the Selling Stockholder and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-de-faulting Underwriters, the Selling Stockholder or the Company, except as otherwise provided in this Section 10. In any such case that does not result in termination of this Agreement, the Underwriters, the Selling Stockholder or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for not longer than seven (7) days, in order that the re-quired changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Underwriter from liability in respect of any default by any such Underwriter under this Agreement.

            11. Agreements of the Selling Stockholder. The Selling Stockholder agrees with each Underwriter and the Company:

            (a) To take all reasonable actions in cooperation with the Company and the Underwriters to do and perform all things to be done by it pursuant to this Agreement prior to the Closing Date or reasonably requested by the Company in connection herewith and to satisfy all conditions precedent to the delivery of the Shares to be sold by it pursuant to this Agreement.

            (b) Prior to any public offering of the Shares to be sold by it to the Underwriters pursuant to this Agreement, it will cooperate with the Underwriters and counsel for the Underwriters in connection with the registration or qualification of any such Shares for offer and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request, and will continue such qualification in effect so long as reasonably required for distribution of any such Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that it shall not be required to take any action that would subject it to the general service of process in any jurisdiction where it is not now so subject.

            (c) It agrees to deliver to the Underwriters prior to or at the Closing Date, if applicable, a properly completed and executed United States Treasury Department Form W-9 (or other form as may be required by law).

            (d) The Selling Stockholder acknowledges for all purposes under this Agreement (including Section 8 hereof) that the information under the caption "Selling Stockholder" set forth in the Prospectus has been furnished by the Selling Stockholder in writing expressly for use in the Registration Statement and the Prospectus (such information constituting the "Selling Stockholder Information").

            12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Price/Costco, Inc., 999 Lake Drive, Issaquah, Washington 98027, Attention:
  Richard Olin, with a copy to Foster, Pepper & Shefelman, Suite 3400, 1111 Third Avenue, Seattle, Washington 98101, Attention: David R. Wilson, (b) if to any Underwriter or to you, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, with a copy to Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Jeffrey
  H. Cohen, and (c) if the Selling Stockholder, to Fourcar B.V. c/o Mr. Yves Sisteron, 602 North Crescent Drive, Beverly Hills, California 90210, with a copy to Sokolow, Dunaud, Mercadier & Carreras, 1211 Avenue of the Americas, New York, New York 10036, Attention: Jean-Francois Carreras, or in any case to such other address as the person to be notified may have requested in writing.

            The respective indemnities, contribution agreements, repre-sentations, warranties and other statements of the Company, the Selling Stockholder, their respective officers and directors and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company or the Selling Stockholder, the officers or directors of the Company or the Selling Stockholder or any controlling person of the Company or the Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

            If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, the party whose failure or refusal to comply with such terms or fulfill such conditions shall reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

            Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholder, the Underwriters, any indemnified party referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

            THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANY AND THE SELLING STOCKHOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEM-PLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE COMPANY AND THE SELLING STOCKHOLDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

            This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.


            Please confirm that the foregoing correctly sets forth the agreement between the Company, the Selling Stockholder and the several Underwriters.

                                Very truly yours,

                                PRICE/COSTCO, INC.


                                By:  /s/ James D. Sinegal
                                     Name:  James D. Sinegal
                                     Title:  President and CEO


                                FOURCAR B.V.


                                By:  /s/ Yves Sisteron
                                     Name:  Yves Sisteron
                                     Title:  Attorney-in-Fact for
                                             Fourcar B.V.





  The foregoing Underwriting Agreement
  is hereby confirmed and accepted
  as of the date first above written.

  DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION
  SALOMON BROTHERS INC
  UBS SECURITIES LLC

  Acting on severally on behalf of
  themselves and as representatives of
  the several U.S. Underwriters named in
  Schedule I hereto:

  By:  DONALDSON, LUFKIN & JENRETTE
          SECURITIES CORPORATION


  By:  /s/ Steven E. Lebow
       Name:  Steven E. Lebow
       Its:  Managing Director


  DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION
  UBS LIMITED
  SALOMON BROTHERS INTERNATIONAL LIMITED

  Acting on severally on behalf of
  themselves and as representatives of
  the several International Managers named in
  Schedule II hereto:

  By:  DONALDSON, LUFKIN & JENRETTE
          SECURITIES CORPORATION


  By:  /s/ Steven E. Lebow
       Name:  Steven E. Lebow
       Its:  Managing Director



                                    SCHEDULE I




                                                                       Number of
                                                                     Firm Shares
       U.S. Underwriters                                         to be Purchased

  Donaldson, Lufkin & Jenrette
    Securities Corporation  . . . . . . . . . . . . . . . . . . . . .  4,160,000
  Salomon Brothers Inc  . . . . . . . . . . . . . . . . . . . . . . .  4,160,000
  UBS Securities LLC  . . . . . . . . . . . . . . . . . . . . . . . .  4,160,000
  CS First Boston Corporation . . . . . . . . . . . . . . . . . . . . .  195,000
  Alex. Brown & Sons Incorporated . . . . . . . . . . . . . . . . . . .  195,000
  Dean Witter Reynolds Inc. . . . . . . . . . . . . . . . . . . . . . .  195,000
  Goldman, Sachs & Co.  . . . . . . . . . . . . . . . . . . . . . . . .  195,000
  Lazard Freres & Co. LLC . . . . . . . . . . . . . . . . . . . . . . .  195,000
  Merrill Lynch, Pierce, Fenner & Smith Incorporated  . . . . . . . . .  195,000
  Montgomery Securities . . . . . . . . . . . . . . . . . . . . . . . .  195,000
  J. P. Morgan Securities Inc.  . . . . . . . . . . . . . . . . . . . .  195,000
  PaineWebber Incorporated  . . . . . . . . . . . . . . . . . . . . . .  195,000
  Prudential Securities Incorporated  . . . . . . . . . . . . . . . . .  195,000
  Schroder Wertheim & Co. Incorporated  . . . . . . . . . . . . . . . .  195,000
  Ragen MacKenzie Incorporated  . . . . . . . . . . . . . . . . . . . .  195,000
  Sanford C. Bernstein & Co., Inc.  . . . . . . . . . . . . . . . . . .  195,000
  William Blair & Company, L.L.C. . . . . . . . . . . . . . . . . . . .   97,500
  Furman Selz LLC . . . . . . . . . . . . . . . . . . . . . . . . . . .   97,500
  Jensen Securities Co. . . . . . . . . . . . . . . . . . . . . . . . .   97,500
  Neuberger & Berman  . . . . . . . . . . . . . . . . . . . . . . . . .   97,500
  Pacific Crest Securities, Inc.  . . . . . . . . . . . . . . . . . . .   97,500
  Piper Jaffray Inc.  . . . . . . . . . . . . . . . . . . . . . . . . .   97,500
                                             Total  . . . . . . . .   15,600,000


                                    SCHEDULE II




                                                                       Number of
                                                                     Firm Shares
       International Managers                                    to be Purchased

  Donaldson, Lufkin & Jenrette
    Securities Corporation  . . . . . . . . . . . . . . . . . . . . .  1,300,000
  UBS Limited . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,300,000
  Salomon Brothers International Limited  . . . . . . . . . . . . . .  1,300,000
                                             Total  . . . . . . . . .  3,900,000


                                   SCHEDULE III

  Pricesub Inc. (P) (Joint Venture with Ivanhoe, Inc.)

  PriceCostco Europe (UK) Ltd. (C)
  (European Operations)
  (60% Costco Wholesale International)

  Price Club de Mexico (Operating Company)
  Controladora Price Club (Holding Company)
  (50% Price Venture Mexico)

  PriceCostco President (South), Inc.
  (51% Price International, Inc.)